UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 21, 2014
(Date of earliest event reported)

Cinedigm Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-31810	22-3720962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

902 Broadway, 9th Floor, New York, New York	10010
(Address of principal executive offices)	(Zip Code)

212-206-8600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

Cinedigm Corp. (the "Company") is filing this Current Report on Form 8-K (the “Form 8-K”) to recast the financial information and financial statements in the Company’s Annual Report on Form 10-K for the year ended March 31, 2013 and 2012, filed on June 20, 2013 (the “Form 10-K”), including selected financial data, solely to reflect the discontinued operation of the Company's software business described below.

During the three months ended December 31, 2013, the Company made the strategic decision to discontinue and exit its software business and execute a plan of sale for Hollywood Software, Inc. d/b/a Cinedigm Software (“Software”), the Company's direct, wholly-owned subsidiary. Management concluded that it would be in the best interests of shareholders for the Company’s focus to be toward theatrical releasing and aggregation and distribution of independent content, digitally and in the form of DVDs and Blu-Ray discs, along with the growth and servicing of the existing digital cinema business. Further, management believed that Software, which was previously included in our Services segment, no longer yielded the same synergies across the Company’s businesses as once existed.

As a consequence, it was determined that Software met the criteria for classification as discontinued operations. As such the consolidated financial statements and the notes to consolidated financial statements presented herein have been recast solely to reflect, for all periods presented, the change in classification for discontinued operations.

On a consolidated basis the foregoing resulted in a reduction of revenues of approximately $7.0 million and $8.2 million from $88.1 million to $81.1 million, and from $76.6 million to $68.4 million for the fiscal years ended March 31, 2013 and 2012, respectively, a reduction of the net loss from continuing operations of approximately $0.4 million from ($20.6) million to ($20.2) million for the fiscal year ended March 31, 2013, and an increase of the net loss from continuing operations of approximately $2.2 million from ($14.0) million to ($16.2) million for the fiscal year ended March 31, 2012.

Additionally, at March 31, 2013 and 2012, $2.3 million and $0.9 million in assets were reclassified to assets of discontinued operations, net of current portion, respectively, and $12.3 million and $10.7 million of assets were reclassified to assets of discontinued operations, net of current portion, respectively.

The Company has not updated any other information in the Form 10-K for events or developments that occurred subsequent to the filing of the Form 10-K with the SEC on June 20, 2013. For developments since the filing of the Form 10-K, please refer to the Company’s Quarterly Reports on Form 10-Q for the quarters ended December 31, 2013, filed on February 14, 2014, September 30, 2013, filed on November 14, 2013 and June 30, 2013, filed August 14, 2013 and the Company’s Current Reports on Form 8-K filed subsequent to the filing of the Form 10-K. The information in this Form 8-K, including exhibits, should be read in conjunction with the Form 10-K and subsequent SEC filings, which reflect the reclassification of Software as discontinued operations.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
23.1	Consent of EisnerAmper LLP
99.1	Item 6. Selected Financial Data
99.2	Item 8. Financial Statements and Supplementary Data

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CINEDIGM CORP.
Dated: February 21, 2014	By:	/s/ Gary S. Loffredo
Gary S. Loffredo President of Digital Cinema, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
23.1	Consent of EisnerAmper LLP
99.1	Item 6. Selected Financial Data
99.2	Item 8. Financial Statements and Supplementary Data